EXHIBIT 99

EMERGENT BIOSOLUTIONS ANNOUNCES PRELIMINARY 2012 FINANCIAL RESULTS AND PROVIDES GUIDANCE FOR 2013

ROCKVILLE, MD, January 7, 2013—Emergent BioSolutions Inc. (NYSE: EBS) today announced preliminary 2012 financial results and provided guidance for 2013.

For 2012, the company anticipates total revenues of $280 to $284 million, which includes approximately $216 million of product sales and $64 to $68 million of contracts and grants revenue.  The company also anticipates 2012 net income of $21 to $24 million, which includes a one-time, non-cash charge of $9.6 million related to impairment of in-process research and development associated with the SBI-087 product candidate, which was being developed by Pfizer; the impairment charge was incurred in Q1 2012.  In addition, the company anticipates year end 2012 cash and cash equivalents combined with accounts receivable of approximately $235 million.

Product revenues for 2012 are primarily attributable to delivery of approximately 8.1 million doses of BioThrax® (Anthrax Vaccine Adsorbed) to CDC during the year.  Contracts and grants revenue for 2012 is primarily attributable to revenues from our contracts with BARDA for large-scale manufacturing of BioThrax and for development of PreviThraxTM (Recombinant Protective Antigen Anthrax Vaccine, Purified).

For 2013, the company forecasts total revenues of $290 to $310 million, split between product sales of $230 to $240 million and contracts and grants revenue of $60 to $70 million.  The company also forecasts 2013 net income of $20 to $30 million.  The 2013 forecast does not reflect the impact of a possible M&A transaction.

Daniel J. Abdun-Nabi, president and chief executive officer of Emergent BioSolutions Inc., stated, "The 2012 preliminary financial performance is in line with our expectations and guidance.  During 2013, we will be focused on implementing the principles outlined in our growth plan, including streamlining our R&D efforts and executing on our M&A strategy, as we drive towards achieving our stated 2015 financial and operational goals."

The 2012 financial results will be finalized upon the completion of the company's external audit, which is anticipated in early March 2013.

About Emergent BioSolutions Inc.
Emergent BioSolutions is a specialty pharmaceutical company seeking to protect and enhance life by offering specialized products to healthcare providers and governments to address medical needs and emerging health threats.  Additional information about us may be found at www.emergentbiosolutions.com.

Follow us on twitter: @emergentbiosolu.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, including our expected revenue growth and net income, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "estimates" and similar expressions, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax® procurement; our ability to obtain new BioThrax® sales contracts; our plans to pursue label expansions and improvements for BioThrax®; our ability to identify and acquire or in license products and product candidates that satisfy our selection criteria; the potential benefits of our existing collaboration agreements and our ability to enter into selective additional collaboration arrangements; our ability to expand our manufacturing facilities and capabilities; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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Investor Contact
Robert G. Burrows
Vice President, Investor Relations
301-795-1877
BurrowsR@ebsi.com

Media Contact:
Tracey Schmitt
Vice President, Corporate Communications
301-795-1800
SchmittT@ebsi.com